UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2013

CNL Healthcare Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Please see the disclosure under Items 2.01 and 2.03 herein, which is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets

Calvert Medical Office Properties

On August 30, 2013, we, through subsidiaries of our operating partnership, CHP Partners, LP, completed the acquisition of ground leases for three medical office buildings and associated assets pursuant to two related asset purchase agreements, each dated June 26, 2013, for an aggregate purchase price of approximately $40.3 million (the “Calvert Medical Office Properties”). The three properties total 171,920 rentable square feet and were built between 1991 and 2009. The Calvert Medical Office Properties consist of (i) one, four-story medical office building (“Calvert Medical Arts Center”) located in Prince Frederick, Maryland, purchased from Calvert Medical Arts Center, LLC; (ii) three, three-story medical office buildings located in Prince Frederick, Maryland, more specifically, (1) one three-story medical office building (“Calvert MOB I”) purchased from Calvert Medical Office Building LP in which Calvert Memorial Hospital of Calvert County (“Calvert Memorial Hospital”) owns a partnership interest, (2) one three-story medical office building (“Calvert MOB II”) purchased from CMH II Holding Co.; and (3) one three-story medical office building (“Calvert MOB III”) purchased from CMH II Holding Co.; and (iii) one, two-story medical office building located in Dunkirk, Maryland purchased from CMH II Holding Co. (the “Dunkirk Building”). Subject to obtaining certain ground lease amendments, we may close on the acquisition of an additional two-story medical office building (“Solomons Island Building”) and one parking area located adjacent to the Solomon Islands Building in Solomons, Maryland (“Solomons Island Parking”) from CMH Holding Co. in the third quarter of 2013.

Calvert MOB I, Calvert MOB II and Calvert MOB III are each considered a single medical office building. None of the Calvert Medical Office Properties sellers is an affiliate of us or our advisor.

The following table lists each of the Calvert Medical Properties, its location, rentable square footage, occupancy rate as of July 31, 2013, year built and purchase price:

Calvert Medical Office Property/Tenant	Location	Rentable Square Footage	Occupancy % as of 7/31/2013	Year Built	Purchase Price (in millions)

Calvert MOB, I, II, III	Prince Frederick, MD	79,780	98%	1991, 1999, 2000	$16.4

Calvert Medical Arts Center	Prince Frederick, MD	69,514	99%	2009	$19.3
Dunkirk Building	Dunkirk, MD	22,626	100%	1997	$4.6

Total		171,920			$40.3

Each of the Calvert Medical Office Properties has multiple tenants. On August 30, 2013, each of our subsidiaries which own the Calvert Medical Properties entered into a Property Management and Leasing Agreement with a third-party, unaffiliated property manager, Holladay Property Services Midwest, Inc. (“Holladay Property Services”) pursuant to which Holladay Property Services will provide leasing, management and operational services for the properties for a one-year term, renewable for successive one-year terms, unless earlier terminated (the “Holladay Calvert Management Agreements”).

Pursuant to each of the Holladay Calvert Management Agreements, we will pay Holladay Property Services a property management fee equal to (i) 3% of all receipts and expenses related to the applicable Calvert Medical Office Property, (ii) 5% of the amount of any construction contracts equal to or less than $250,000 and 3% for any construction contracts over $250,000 for which Holladay Property Services provides construction management services; (iii) a 4% leasing commission on all new leases at the applicable property; and (iv) a 2% leasing commission on all existing lease renewals at the applicable property. Holladay Property Services also manages certain of our other medical office buildings acquired on August 16, 2013.

We paid our advisor an aggregate investment services fee of $0.7 million in connection with the acquisition of the Calvert Medical Office Properties, which is equal to 1.85% of the purchase price of the Calvert Medical Office Properties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

On August 30, 2013, we, through our subsidiaries, CHP Calvert MOB Owner, LLC; CHP Medical Arts MOB Owner, LLC; CHP Dunkirk MOB Owner, LLC; and CHP Solomons Island MOB Owner, LLC (collectively, the “Calvert Medical Properties Borrowers”), entered into a Credit Agreement (the “Calvert Medical Properties Credit Agreement”) with Regions Bank, providing for a five-year term loan in the maximum aggregate principal amount of $29.4 million (the “Calvert Medical Properties Loan”), of which approximately $26.3 million (the “Initial Advance”) was funded in connection with the acquisition of the Calvert Medical Office Properties. Approximately $3.1 million (the “Solomons Island Advance”) of the Calvert Medical Properties Loan will be funded in the event the Solomons Island Building and Solomons Island Parking is acquired and added to the collateral under the Calvert Medical Properties Loan. The Solomons Island Advance is conditioned upon Regions Bank’s receipt of a satisfactory appraisal of the Solomons Island Project and the Calvert Medical Properties Borrowers’ satisfaction of certain other conditions required by the Calvert Medical Properties Credit Agreement related to the Solomons Island Project, including without limitation a loan to value ratio (in the aggregate) of not more than sixty-five percent (65%) taking into account the Solomons Island Building, the Solomons Island Parking and the Solomons Island Advance.

The Calvert Medical Properties Loan bears interest at a rate equal to the sum of LIBOR plus 2.50%, with monthly payments of interest only for the first 18 months of the term of the Calvert Medical Properties Loan, and monthly payments of interest and principal for the remaining 42 months of the term of the Calvert Medical Properties Loan based on a 25-year amortization schedule.

The Calvert Medical Properties Credit Agreement contains affirmative, negative, and financial covenants customary for this type of credit facility, including limitations on incurrence of additional indebtedness and debt service coverage requirements. The Calvert Medical Properties Credit Agreement is collateralized by a leasehold deed of trust mortgage on all fixtures on the real estate of the Calvert Medical Office Properties (other than with respect to the Solomons Island Building and Solomons Island Parking until the Solomons Island Advance is made), the assignment of all leases and rents due from the Calvert Medical Office Properties (other than with respect to the Solomons Island Project until the Solomons Island Advance is made), and the assignment of our rights under the Holladay Calvert Management Agreements for the Calvert Medical Office Properties (other than with respect to the Solomons Island Building and Solomons Island Parking until the Solomons Island Advance is made).

We paid Regions Bank an initial loan fee of approximately $131,368 (0.5% of the Initial Advance), and the remaining loan fee of approximately $15,633 (0.5% of the Solomons Island Advance) will be payable when and if the Solomons Island Advance is funded.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Amendment to Purchase and Sale Agreement dated August 9, 2013, by and among CMH Holding Co., CMH II Holding Co., Calvert Medical Arts Center, LLC, Calvert Memorial Hospital of Calvert County and CHP Partners, LP (Filed herewith.)

10.2	Assignment and Assumption of Asset Purchase Agreement dated August 30, 2013, by and between CHP Partners, LP and CHP Calvert MOB Owner, LLC (Filed herewith.)

10.3	Assignment and Assumption of Asset Purchase Agreement dated August 30, 2013, by and between CHP Partners, LP, CHP Calvert MOB Owner, LLC, CHP Medical Arts MOB Owner, LLC, CHP Dunkirk MOB Owner, LLC, and CHP Solomons Island MOB Owner, LLC (Filed herewith.)

10.4	Amended, Restated and Consolidated Ground Lease Agreement dated August 30, 2013, by and between Calvert Memorial Hospital of Calvert County and CHP Calvert MOB Owner, LLC (Filed herewith.)

10.5	Ground Lease Agreement dated August 30, 2013, by and between CMH II Holding Co. and CHP Dunkirk MOB Owner, LLC (Filed herewith.)

10.6	Amended and Restated Ground Lease Agreement dated August 30, 2013, by and between Calvert Memorial Hospital of Calvert County and CHP Medical Arts MOB Owner, LLC (Filed herewith.)

10.7	Credit Agreement dated August 30, 2013, by and among CHP Calvert MOB Owner, LLC, CHP Medical Arts MOB Owner, LLC, CHP Dunkirk MOB Owner, LLC, CHP Solomons Island MOB Owner, LLC, and Regions Bank (Filed herewith.)

10.8	Leasehold Deed of Trust/Deed of Trust and Security Agreement dated August 30, 2013, executed by CHP Calvert MOB Owner, LLC, CHP Medical Arts MOB Owner, LLC, and CHP Dunkirk MOB Owner, LLC in favor Eric Smith, for the benefit of Regions Bank (Filed herewith.)

10.9	Promissory Note dated August 30, 2013, made by CHP Calvert MOB Owner, LLC, CHP Medical Arts MOB Owner, LLC, CHP Dunkirk MOB Owner, LLC, and CHP Solomons Island MOB Owner, LLC to Regions Bank in the principal amount of $29,400,000.00 (Filed herewith.)

10.10	Property Management and Leasing Agreement dated August 30, 2013, by and between CHP Calvert MOB Owner, LLC and Holladay Property Services Midwest, Inc. (Filed herewith.)

10.11	Schedule of Omitted Documents (Filed herewith.)

Caution Concerning Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; availability of proceeds from our offering of our shares; our failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; our ability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; risks related to development projects or acquired property value-add conversions, including construction delays and cost overruns; inability to obtain necessary permits and/or public opposition to these activities; our ability to make necessary improvements to properties on a timely or cost-efficient basis; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting our properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of our accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expenses; uninsured losses or losses in excess of our insurance coverage; the impact of outstanding and/or potential litigation; risks associated with our tax structuring; failure to qualify and maintain our REIT qualification; and our ability to protect our intellectual property and the value of our brand. Given these uncertainties, we caution you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, and our registration statement on Form S-11 and the sticker supplements and amendments thereto, copies of which may be obtained from our Web site at http://www.cnlhealthcareproperties.com.

We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2013		CNL HEALTHCARE PROPERTIES, INC.
a Maryland Corporation

	By:	/s/ Joseph T. Johnson
Joseph T. Johnson
Chief Financial Officer, Senior Vice President and Treasurer